Washington, DC 20549 ________________________________________ FORM 11-K Full title of the Plan) VULCAN MATERIALS COMPANY (Name of issuer of the securities held pursuant to the Plan)

Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-147449 and 333-160302 on Form S-8 of our report dated June 21, 2016, relating to the financial statements and supplemental schedule of the Vulcan 401(k) Plan, appearing in this Annual Report on Form 11-K of Vulcan Materials Company 401(k) Plan for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Birmingham, Alabama

June 21, 2016

Exhibit 23(a)